AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 1996 REGISTRATION NO. 333-1250



______________________________________________________________________________
______________________________________________________________________________



                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                         ________________________
                                 FORM S-1
                              Amendment No. 3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                         ________________________



                       ACF Industries, Incorporated
            (Exact name of issuer as specified in its charter)


                              NEW JERSEY
                     (State or other jurisdiction of
                     incorporation or organization)

                                 4741
                      (Primary Standard Industrial
                      Classification Code Number)

                              13-1875943
                 (I.R.S. Employer Identification Number)

                       ________________________
                       620 North Second Street
                       St. Charles, Missouri 63301-2081
                       (314) 940-5000

       (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

                       ROBERT J. MITCHELL
                       ACF Industries, Incorporated
                       620 North Second Street
                       St. Charles, Missouri 63301-2081
                       (314) 940-5000

        (Name and address including zip code, and telephone number, including area code of agent for service)
                         ________________________
                                 Copy to:

           KEITH L. SCHAITKIN, ESQ.         STEPHEN E. JACOBS, ESQ.
           Gordon Altman Butowsky Weitzen   Weil, Gotshal & Manges, LLP
           Shalov & Wein                    767 Fifth Avenue
           114 West 47th Street             New York, New York 10153
           New York, New York 10036         (212) 310-8000
                 (212) 626-0800
                         ________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this
Registration Statement.
                         ________________________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

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      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

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                      CALCULATION OF REGISTRATION FEE


                     Proposed      Proposed
                     Maximum       Maximum          Aggregate    Amount of
Title of Securities  Amount to be  Offering Price   Offering     Registration
To Be Registered     Registered    Per Security(2)  Price        Fee
_____________________________________________________________________________
  Units(1)           250,000       100%            $250,000,000  $86,207(3)
_____________________________________________________________________________

Common Stock
reserved for
issuance upon
exercise of
the Value               (4)          -                 -              -
Appreciation
Rights
______________________________________________________________________________

(1)   Each Unit consists of $1,000 principal amount of   % Senior Secured
      Notes due 2003, one Incremental Payment Obligation and one Value Appreciation Right.
(2)   Estimated solely for the purpose of calculating the registration fee.
(3)   Previously paid.
(4) There are also being registered such number of shares of Common Stock issuable upon exercise of the Value Appreciation Rights, and pursuant to Rule 416, such additional shares of Common Stock as may be issuable upon exercise of the Value Appreciation Rights pursuant to the anti-dilution provisions thereof.


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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      This Amendment No. 3 to the Form S-1 Registration Statement
("Registration Statement") of ACF Industries, Incorporated (the "Company") is being filed with the Securities and Exchange Commission (the "Commission") solely to file as exhibits to the Registration Statement the agreements listed below. Amendment
No. 2 to the Form S-1 Registration Statement of the Company filed with the Commission on May 3, 1996 is incorporated herein by reference.




Item 16.  Exhibits and Financial Statements

     (a)  Exhibits

Exhibit No.      Description of Exhibit

     ***1.1    Form of Underwriting Agreement



       3(i)    Restated Certificate of Incorporation of ACF
               Industries, Incorporated






      3(ii)    By-Laws of ACF Industries, Incorporated, as
               Amended.



     ***4.1    Form of Senior Note Indenture dated as of
               _____________, 1996 by and between the Company and
               ________________________, as Trustee.

     ***4.2 Form of Incremental Payment Obligations Indenture dated as of __________________, 1996 by and between the Company and ________________, as Trustee.

     ***4.3    Form of Senior Note of the Company (included in
               Exhibit 4.1).

       *4.4    Form of Promissory Note, dated as of
               ______________, 1996, made by ______________ to the
               Company.

       *4.5 Promissory Note, dated as of June 28, 1984, made by Buffalo Investors Corp. to the Company.



    ****4.6 Amended and Restated Credit Agreement, dated as of May 20, 1993 (composite copy giving effect to Amendment Nos. 1-9 and to Termination and Amendment Agreement dated as of January 12, 1994) between Tortoise Corp. and Internationale ederlanden Bank N.V., New York Branch






    ****4.7 Eleventh Amendment, Waiver and Consent to Amended and Restated Credit Agreement, dated as of December 29, 1995, between Tortoise Corp. and Internationale Nederlanden (U.S.) Capital Corporation



     ***5.1    Opinion of Gordon Altman Butowsky Weitzen Shalov &
               Wein.

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     ***8.1    Opinion of Gordon Altman Butowsky Weitzen Shalov &
               Wein.

     **10.1    Asset Purchase Agreement, dated as of April 28,
               1993, by and between the Company and American Car
               Line Company.

 ***10.4(a)    Form of Tax Allocation Agreement, dated as of, by
               and between the Company and Starfire Holding
               Corporation.

      *10.5    Lease Agreement dated May 1, 1995, between the
               Company and St. Charles Properties.

     **10.6 Settlement Agreement, dated as of January 5, 1993, among Trans World Airlines, Inc., Official Unsecured Creditors' Committee of Trans World Airlines, Inc., Pension Benefit Guaranty Corporation, International Association of Machinists and Aerospace Workers, Independent Federation of Flight Attendants, Air Line Pilots Association, International, Transport Workers Union of America, Carl C. Icahn, The Icahn Entities, and Pichin Corp.

      *10.7 Omnibus Amendment and Supplement to Agreements between Trans World Airlines, Inc., as Borrower and Karabu Corp., as Lender, dated as of March 28,
               1994.

      *10.8 Extension, Refinancing and Consent Agreement, dated as of June 14, 1995, among Trans World Airlines,
               Inc., Karabu Corp., Pichin Corp., and Carl C.
               Icahn.

      *10.9 Note Terms Agreement, dated as of August 23, 1995, among Trans World Airlines, Inc., American National Bank and Trust Company of Chicago, and the Pension
               Benefit Guaranty Corporation.

     *10.10 Assumption Agreement, dated as of June 28, 1984, among Starfire Holding Corporation, Buffalo
               Investors Corp., and the Company.

   ***10.11    Value Appreciation Rights Agreement.

     *10.12 Agreement, dated October 17, 1995, among New Valley Corporation, ALKI Corp., and High River Limited
               Partnership.

     *10.13    Letter Agreement, dated October 17, 1995, between
               Bennett S. LeBow and High River Limited
               Partnership.

     *10.14    Letter Agreement, dated November 5, 1995, between
               High River Limited Partnership, New Valley
               Corporation and ALKI Corp.

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     *10.15    Agreement, dated October 17, 1995, among Brooke
               Group Ltd., BGLS Inc., and High River Limited
               Partnership.

     *10.16    Letter Agreement, dated November 5, 1995, among
               High River Limited Partnership, Brooke Group Ltd., and BGLS Inc.



      10.17    Administration Agreement, dated as of October 1,
               1994, by and between American Railcar Industries,
               Inc. and the Company.






 *****10.18    Supply Agreement, dated as of October 1, 1994, by
               and between American Railcar Industries, Inc. and the Company.






 *****10.19    Railcar Servicing Agreement, dated as of October 1,
               1994, by and between American Railcar Industries,
               Inc. and the Company.






      10.20 License Agreement, dated as of October 1, 1994, by and between the Company and American Railcar
               Industries, Inc..






      10.21 License Agreement, dated as of October 1, 1994, by and between the Company and American Railcar
               Industries, Inc..






      10.22    Manufacturing Services Agreement, dated as of
               October 1, 1994, by and between American Railcar
               Industries, Inc. and the Company.






******10.23    Railcar Management Agreement, dated as of April 28,
               1993, between American Car Line Company and the
               Company.






******10.24    Lease Administration Agreement, dated as of April
               28, 1993, among American Car Line Company, the
               Company, ACF Lease Administrators, Inc., and First
               Bank National Association.



      *12.1    Computation of Earnings to Fixed Charges;
               Computation of EBITDA, as adjusted, to Interest
               Expense.

        *21    Subsidiaries of the Company.

      *23.1    Consents of KPMG Peat Marwick LLP

    ***23.2    Consent of Gordon Altman Butowsky Weitzen Shalov &
               Wein.

    ***25.1 T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of ___________________, as Trustee for the Senior Notes due 2003.
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    ***25.2    T-l Statement of Eligibility and Qualification
               under the Trust Indenture Act of 1939 of ___________________, as Trustee for the Incremental Payment Obligations.

______________________________________________________________

*          Previously filed.

** Incorporated by reference to Amendment #2 to Form S-1 filed by the Company on November 12, 1993.

***        To be filed by amendment.



**** Incorporated by reference to Schedule 13D filed by High River Limited Partnership, Riverdale Investors Corp, Inc., Barberry Corp, and Carl C. Icahn on March 11, 1996 relating to the common stock, par value $.01 per share of RJR Nabisco Holdings Corp.

*****      Confidential Treatment has been requested.

******     Incorporated by reference to Form S-4 Registration
           Statement filed by American Car Line Company on May 18,
           1993.



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                                SIGNATURES




               Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of May, 1996.




ACF INDUSTRIES, INCORPORATED

By: /s/ Carl C. Icahn
     Carl C. Icahn
     Chairman of the Board, Chief
     Executive Officer and Director

    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.




May 9, 1996                      By:  /s/ Carl C. Icahn
                                      Carl C. Icahn
                                      Chairman of the Board,
                                      Chief Executive Officer and
                                      Director






May 9, 1996                      By:  /s/ James J. Unger
                                      James J. Unger
                                      Vice Chairman of the Board and
                                      Director






May 9, 1996                      By:  /s/ James C. Bates
                                      James C. Bates
                                      Vice President and Chief
                                      Financial Officer
                                      (Chief Accounting Officer)










[Signature Page to Amendment No. 3 to Form S-1 for ACF Industries,
Incorporated]




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



                                 EXHIBIT INDEX

Exhibit No.                      Description of Exhibit

     ***1.1    Form of Underwriting Agreement

       3(i)    Restated Certificate of Incorporation of ACF
               Industries, Incorporated

      3(ii)    By-Laws of ACF Industries, Incorporated, as Amended.

     ***4.1    Form of Senior Note Indenture dated as of
               _____________, 1996 by and between the Company and
               ________________________, as Trustee.

     ***4.2 Form of Incremental Payment Obligations Indenture dated as of __________________, 1996 by and between the Company and ________________, as Trustee.

     ***4.3    Form of Senior Note of the Company (included in
               Exhibit 4.1).

       *4.4 Form of Promissory Note, dated as of ______________, 1996, made by ______________ to the Company.

       *4.5 Promissory Note, dated as of June 28, 1984, made by Buffalo Investors Corp. to the Company.

    ****4.6 Amended and Restated Credit Agreement, dated as of May 20, 1993 (composite copy giving effect to Amendment Nos. 1-9 and to Termination and Amendment Agreement dated as of January 12, 1994) between Tortoise Corp. and Internationale ederlanden Bank N.V., New York Branch

    ****4.7 Eleventh Amendment, Waiver and Consent to Amended and Restated Credit Agreement, dated as of December 29, 1995, between Tortoise Corp. and Internationale
               Nederlanden (U.S.) Capital Corporation

     ***5.1    Opinion of Gordon Altman Butowsky Weitzen Shalov &
               Wein.

     ***8.1    Opinion of Gordon Altman Butowsky Weitzen Shalov &
               Wein.

     **10.1 Asset Purchase Agreement, dated as of April 28, 1993, by and between the Company and American Car Line
               Company.

 ***10.4(a)    Form of Tax Allocation Agreement, dated as of, by and
               between the Company and Starfire Holding Corporation.

      *10.5    Lease Agreement dated May 1, 1995, between the
               Company and St. Charles Properties.

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
     **10.6 Settlement Agreement, dated as of January 5, 1993, among Trans World Airlines, Inc., Official Unsecured Creditors' Committee of Trans World Airlines, Inc., Pension Benefit Guaranty Corporation, International Association of Machinists and Aerospace Workers, Independent Federation of Flight Attendants, Air Line Pilots Association, International, Transport Workers Union of America, Carl C. Icahn, The Icahn Entities, and Pichin Corp.

      *10.7 Omnibus Amendment and Supplement to Agreements between Trans World Airlines, Inc., as Borrower and Karabu Corp., as Lender, dated as of March 28, 1994.

      *10.8 Extension, Refinancing and Consent Agreement, dated as of June 14, 1995, among Trans World Airlines,
               Inc., Karabu Corp., Pichin Corp., and Carl C. Icahn.

      *10.9 Note Terms Agreement, dated as of August 23, 1995, among Trans World Airlines, Inc., American National Bank and Trust Company of Chicago, and the Pension
               Benefit Guaranty Corporation.

     *10.10 Assumption Agreement, dated as of June 28, 1984, among Starfire Holding Corporation, Buffalo Investors Corp., and the Company.

   ***10.11    Value Appreciation Rights Agreement.

     *10.12 Agreement, dated October 17, 1995, among New Valley Corporation, ALKI Corp., and High River Limited
               Partnership.

     *10.13    Letter Agreement, dated October 17, 1995, between
               Bennett S. LeBow and High River Limited Partnership.

     *10.14    Letter Agreement, dated November 5, 1995, between
               High River Limited Partnership, New Valley
               Corporation and ALKI Corp.

     *10.15 Agreement, dated October 17, 1995, among Brooke Group Ltd., BGLS Inc., and High River Limited Partnership.

     *10.16 Letter Agreement, dated November 5, 1995, among High River Limited Partnership, Brooke Group Ltd., and
               BGLS Inc.

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      10.17    Administration Agreement, dated as of October 1,
               1994, by and between American Railcar Industries,
               Inc. and the Company.

 *****10.18    Supply Agreement, dated as of October 1, 1994, by and
               between American Railcar Industries, Inc. and the
               Company.

 *****10.19    Railcar Servicing Agreement, dated as of October 1,
               1994, by and between American Railcar Industries,
               Inc. and the Company.

      10.20 License Agreement, dated as of October 1, 1994, by and between the Company and American Railcar
               Industries, Inc..

      10.21 License Agreement, dated as of October 1, 1994, by and between the Company and American Railcar
               Industries, Inc..

      10.22 Manufacturing Services Agreement, dated as of October 1, 1994, by and between American Railcar Industries, Inc. and the Company.

******10.23    Railcar Management Agreement, dated as of April 28,
               1993, between American Car Line Company and the
               Company.

******10.24    Lease Administration Agreement, dated as of April 28,
               1993, among American Car Line Company, the Company,
               ACF Lease Administrators, Inc., and First Bank
               National Association.

      *12.1    Computation of Earnings to Fixed
               Charges; Computation of EBITDA, as
               adjusted, to Interest Expense.

        *21    Subsidiaries of the Company.

      *23.1    Consents of KPMG Peat Marwick LLP

    ***23.2    Consent of Gordon Altman Butowsky Weitzen Shalov &
               Wein.

    ***25.1 T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
               ___________________, as Trustee for the Senior Notes due 2003.

    ***25.2 T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
               ___________________, as Trustee for the Incremental Payment Obligations.

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______________________________________________________________

          *    Previously filed.

         ** Incorporated by reference to Amendment #2 to Form S-1 filed by the Company on November 12, 1993.

        ***    To be filed by amendment.

       **** Incorporated by reference to Schedule 13D filed by High River Limited Partnership, Riverdale Investors Corp, Inc., Barberry Corp, and Carl C. Icahn on March 11, 1996 relating to the common stock, par value $.01 per share of RJR Nabisco Holdings Corp.

      *****    Confidential Treatment has been requested.

     ******    Incorporated by reference to Form S-4 Registration
               Statement filed by American Car Line Company on May
               18, 1993.